UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of August 2023

Commission File Number:

ESGL HOLDINGS LIMITED

101 Tuas South Avenue 2

Singapore 637226

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

EXPLANATORY NOTE

On August 2, 2023, Genesis Unicorn Capital Corp. (“GUCC”), ESGL Holdings Limited, a Cayman Islands exempted company (“ESGL”), ESGH Merger Sub Corp., a Cayman Islands exempted company and wholly-owned subsidiary of ESGL, and Environmental Solutions Group Holdings Limited, a Cayman Islands exempted company, completed a business combination transaction pursuant to that certain Merger Agreement, dated as of November 29, 2022 (the “Merger Agreement”). ESGL’s ordinary shares into which GUCC’s shares of common stock were converted upon completion of the merger of GUCC and ESGL (the “Reincorporation Merger”), and ESGL’s warrants to purchase ESGL’s ordinary shares into which GUCC’s warrants to purchase GUCC’s common stock were converted upon completion of the Reincorporation Merger, are deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, by operation of paragraph (a) of Rule 12g-3 thereunder. ESGL hereby reports the succession in accordance with Rule 12g-3(f) under the Exchange Act, on Form 6-K using the EDGAR format type 8-K12B, as notice that ESGL has become a successor issuer to GUCC pursuant to Rule 12g-3(a) under the Exchange Act.

A copy of the joint press release is furnished as Exhibit 99.1 to this Report on Form 6-K.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release of ESGL and GUCC, dated August 3, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 3, 2023

ESGL Holdings Limited

By:	/s/ Quek Leng Chuang
Name:	Quek Leng Chuang
Title:	Chief Executive Officer